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                                                               Exhibit 23.1

The Board of Directors

Crown Castle International Corp.:

We consent to the use of our reports incorporated herein by reference and to the references to our firm under the headings "Summary Financial and Other Data", "Selected Financial and Other Data" and "Experts" in the prospectus.


                                                                    /s/ KPMG
Houston, Texas

July 9, 2001